UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2006
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-15867 (Commission File Number)	77-0148231 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
Registrant’s telephone number, including area code: (408) 943-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Cadence Design Systems, Inc. Senior Executive Bonus Plan
     On February 8, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cadence Design Systems, Inc. (“Cadence”) established the performance criteria and specific goals for the payment of bonuses to executive officers under the Senior Executive Bonus Plan (the “Bonus Plan”) for the first half of 2006. As set forth in the Bonus Plan, the Compensation Committee may select from a set of pre-determined performance criteria, including, but not limited to, earnings per share, return on equity, revenue, income or net income, and operating income or net operating income. For the first half of 2006, the Compensation Committee approved a minimum non-GAAP operating income target as the prerequisite for any payment under the Bonus Plan. The aggregate maximum amount payable to all eligible executive officers (i.e., the “bonus pool”) under the Bonus Plan is 5% of Cadence’s non-GAAP operating income for the first half of 2006. The maximum amount payable to any one executive officer is the lesser of $5 million or a pre-determined percentage of the aggregate bonus pool as designated by the Compensation Committee.
     The actual bonuses payable for the first half of 2006 (if any) will depend on the extent to which the goals relating to the performance criterion approved by the Compensation Committee (i.e., non-GAAP operating income) are achieved. In addition, the Compensation Committee may exercise discretion to reduce the bonuses that potentially would be payable to the executive officers under the terms of the Bonus Plan based on other factors, such as Cadence’s total revenue, net bookings, operating margin, or business group or individual goals.
     On February 8, 2006, the Compensation Committee increased the target bonus under the Bonus Plan for William Porter, Senior Vice President and Chief Financial Officer, and James S. Miller, Jr., Senior Vice President, Development, to 100% of base salary, or $450,000 for William Porter and $400,000 for James S. Miller, Jr.
Form of Incentive Stock Award Under Cadence’s 1987 Stock Incentive Plan
     On February 8, 2006, the Compensation Committee approved the form of Incentive Stock Award Agreement for grants of incentive stock under Cadence’s 1987 Stock Incentive Plan with performance-based vesting criteria.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit	Description
10.1	Form of Incentive Stock Award Agreement for performance-based Incentive Stock Awards as currently in effect under the Cadence Design Systems, Inc. 1987 Stock Incentive Plan, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 10, 2006

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ R.L. Smith McKeithen
R.L. Smith McKeithen
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Incentive Stock Award Agreement for performance-based Incentive Stock Awards as currently in effect under the Cadence Design Systems, Inc. 1987 Stock Incentive Plan, as amended.